Sierra Monitor Corporation Announces Financial Results for the First Quarter Ended March 31, 2014

MILPITAS, CA -- (Marketwired - May 05, 2014) - Sierra Monitor Corporation (OTCQB: SRMC), a company that designs, manufactures and sells high reliability electronic communications, safety and environmental instrumentation, today announced financial results for the first quarter ended March 31, 2014.

Financial Highlights

  Ended first quarter 2014 with sales of approximately $4.1 million
  Reported net income for the first quarter of approximately $6,701 or $0.00 per share (basic and diluted)
  Recorded improved gross margin of 60.3% compared to 56.3% in the first quarter of 2013
  Ended first quarter with cash on hand of approximately $3.6 million and no bank debt
  Paid sixth consecutive dividend of $0.01 per share of common stock

Business Highlights

  Supplied the first FieldServer gateways to provide a connectivity solution to monitor and improve energy consumption in 800 public schools in New Mexico. The project will take place over 1 1/2 years and is valued at approximately $300,000.
  Received orders for multiple gas detection systems to be installed in an apartment complex on the East Coast and in an upscale hotel in Silicon Valley, which are both being built on landfill. Gas detection is required as a component of methane mitigation systems in landfill rehabilitation.
  Began initial shipments of application specific FieldServer ProtoNode communication gateways to three large electrical meter manufacturers. The gateways allow networking of sub-metering instruments, which provide high-resolution collection of electricity consumption data.
  Continued strong growth in the alternative fuels market including multiple new orders received totaling over $400,000 for gas detection systems to be used in alternative fuels bus maintenance facilities in the Midwest and East Coast regions.
  Commissioned FieldServer systems for use in the new San Francisco 49ers football stadium being built in Santa Clara, CA.
  Introduced KNX and M-Bus interface on the FieldServer platform to the European market by attending the world's largest Light and Building Automation trade show in Frankfurt, Germany with over 210,000 people in attendance. KNX is a worldwide standard for home and building controls and M-Bus is a standard protocol for reading devices such as heating energy meters, water volume counters or electricity energy meters.
  Hired seasoned executive, Anders Axelsson, who brings a wealth of relevant experience in sensors and controls and device network communications, to lead the company's sales and marketing efforts.
  Promoted Tamara Allen, with 18 years of increasing responsibility at the company, to chief financial officer effective April 1.

First Quarter 2014 Financial Results

Net sales for the quarter ended March 31, 2014 were $4,101,258 compared to $4,357,109 reported for the same period of 2013. Sierra Monitor posted GAAP net income of $6,701, or $0.00 per share (basic and diluted), compared to a GAAP net income of $197,558, or $0.02 per share (basic and diluted), for the quarter ended March 31, 2013.

Sierra Monitor posted non-GAAP net income for the quarter ended March 31, 2014 of $148,880, or $0.01 per share (basic and diluted), compared to non-GAAP net income of $308,669, or $0.03 per share (basic and diluted), for the quarter ended March 31, 2013. See Table C of this release for a reconciliation of GAAP to non-GAAP operating results.

The Company paid its sixth consecutive quarterly dividend of $0.01 per share of common stock to shareholders of record on January 31, 2014.

"I am very pleased that in the first quarter of 2014 both our bookings and gross margin increased compared to the fourth quarter of 2013. We continued to invest in implementing the company's long-range strategic plan to strengthen our sales and marketing team on a worldwide basis with the addition of a seasoned global executive leader as the vice president of sales and marketing," said Gordon R. Arnold, chairman and chief executive officer. "Our growing reputation as experts in gas safety systems in the alternate fuels industry, increasing number of OEM customers, and our successes in winning projects in the oil and gas market in the Middle East led to overall margins above 60% and a healthy increase in our end of quarter backlog. With profitable operations, positive cash flow and a strong balance sheet we are well positioned to benefit from our enhanced sales team and the general economy improvement."

Cash Position

At March 31, 2014 Sierra Monitor had $3,568,158 cash on hand and net accounts receivable of $1,753,182. The Company's Days Sales Outstanding in Accounts Receivable (DSOs) was 36 days.

About Sierra Monitor Corporation

Sierra Monitor Corporation designs, manufactures and sells high reliability electronic communications, safety and environmental instrumentation. The company's unique protocol gateway product lines enable communication between disparate electronic systems overcoming protocol language barriers. By enabling communication between central building automation systems and many electronic subsystems, such as fire panels, chillers and air handlers, Sierra Monitor's solutions enable the integration of energy saving building automation systems. The Company's products improve the safety and comfort of workers while contributing to climate and natural resource protection. Sierra Monitor's intelligent hazardous gas and flame detection systems can be found in a broad range of applications including alternate fuel vehicle maintenance facilities, US Navy ships, wastewater treatment facilities, refineries, offshore oil platforms, chemical plants, parking garages and underground telephone vaults providing 24/7 protection of personnel and facilities.

The Company's vision is to capitalize on the expanding worldwide demand for knowledge-based products and services that improve operational performance, productivity, efficiency and safety in building automation, industrial and military applications, while reducing demands on resources and energy consumption.

Table A
                         SIERRA MONITOR CORPORATION
                     Condensed Statements of Operations
                                 (Unaudited)

                                                 For the three months ended
                                                          March 31,
                                                     2014           2013
                                                -------------  -------------
Net sales                                       $   4,101,258  $   4,357,109
Cost of goods sold                                  1,627,104      1,904,945
                                                -------------  -------------
    Gross profit                                    2,474,154      2,452,164
Operating expenses
  Research and development                            559,604        515,496
  Selling and marketing                             1,244,566      1,064,544
  General and administrative                          658,855        542,874
                                                -------------  -------------
                                                    2,463,025      2,122,914
                                                -------------  -------------
    Income from operations                             11,129        329,250
  Interest income                                          38          2,763
                                                -------------  -------------
    Income before income taxes                         11,167        332,013
Income tax provision                                    4,466        134,455
                                                -------------  -------------
    Net income                                  $       6,701  $     197,558
                                                =============  =============
Net income available to common shareholders per
 common share
    Basic                                       $        0.00  $        0.02
                                                =============  =============
    Diluted                                     $        0.00  $        0.02
                                                =============  =============
Weighted average number of common shares used
 in per share computations:
    Basic                                          10,107,644     10,070,978
                                                =============  =============
    Diluted                                        10,198,450     10,131,166
                                                =============  =============

Table B

                         SIERRA MONITOR CORPORATION
                               Balance Sheets

                      Assets                         March 31,  December 31,
                                                       2014         2013
                                                   ------------ ------------
                                                    (Unaudited)   (Audited)
Current assets:
  Cash and cash equivalents                        $  3,568,158 $  3,421,679
  Trade receivables, less allowance for doubtful
   accounts of approximately $76,000 and 79,000 at
   March 31, 2014 and December 31, 2013,
   respectively                                       1,753,182    1,943,643
  Inventories, net                                    2,830,458    2,740,835
  Prepaid expenses                                      431,929      311,144
  Income tax deposit                                    116,659      106,859
  Deferred income taxes - current                       307,938      307,938
                                                   ------------ ------------
    Total current assets                              9,008,324    8,832,098

Property and equipment, net                             371,163      390,755
Other assets                                            292,945      273,699
                                                   ------------ ------------
    Total assets                                   $  9,672,432 $  9,496,552
                                                   ============ ============

       Liabilities and Shareholders' Equity
Current liabilities:
  Accounts payable                                 $    782,267 $    689,014
  Accrued compensation expenses                         375,032      290,589
  Income taxes payable                                    3,250            -
  Other current liabilities                              82,495       71,729
                                                   ------------ ------------
    Total current liabilities                         1,243,044    1,051,332

Deferred tax liability                                   84,438       84,438
                                                   ------------ ------------
    Total liabilities                                 1,327,482    1,135,770

Commitments and contingencies
Shareholders' equity:
  Common stock, $0.001 par value; 20,000,000
   shares authorized; 10,114,311 and 10,104,311
   shares issued and outstanding at March 31, 2014
   and December 31, 2013, respectively.                  10,114       10,104
  Additional paid-in capital                          3,109,556    3,031,056
  Retained earnings                                   5,225,280    5,319,622
                                                   ------------ ------------
    Total shareholders' equity                        8,344,950    8,360,782
                                                   ------------ ------------
    Total liabilities and shareholders' equity     $  9,672,432 $  9,496,552
                                                   ============ ============

NON-GAAP FINANCIAL MEASURES

Sierra Monitor refers to certain non-GAAP operating results in evaluating and measuring the performance of our ongoing operations and for planning and forecasting future periods. These non-GAAP financial measures also facilitate internal comparisons to historical operating results. The Company presents these non-GAAP financial measures because it believes them to be important supplemental measures of performance that are used by security analysts, investors and other interested parties in the evaluation of companies in our industry. The Company presents these non-GAAP financial measures because it believes them to be important supplemental measures of performance that are used by security analysts, investors and other interested parties in the evaluation of companies in our industry.

These non-GAAP financial measures should be viewed as supplemental to, and should not be considered as alternatives to net income, operating income, and cash flow from operating activities, liquidity or any other financial measures. They may not be indicative of the historical operating results of the Company nor is it intended to be predictive of potential future results. Investors should not consider these non-GAAP financial measures in isolation or as substitutes for performance measures calculated in accordance with GAAP. Our management uses these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparison.

The accompanying news release dated May 5, 2014 contains non-GAAP financial measures. Table C reconciles the non-GAAP financial measures in that news release to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP financial measures include non-GAAP net profit and basic and diluted non-GAAP net profit per share.

We exclude the following items from our non-GAAP financial measures as we do not believe they are indicative of our ongoing operations and are excluded in our internal measures for budget and planning purposes:

Depreciation and Amortization of Tangible and Intangible Assets
In accordance with GAAP, depreciation and amortization of tangible and intangible assets includes depreciation of purchased capital assets and amortization of intangible assets such as certifications obtained from Nationally Recognized Test Laboratories.

Provision for Bad Debt Expense
We maintain an allowance for doubtful accounts which is analyzed on a periodic basis to ensure that it is adequate to the best of management's knowledge.

Provision for Inventory Losses
We evaluate our inventories for excess or obsolescence on a quarterly basis. Inventories identified as slow moving or obsolete are determined based on historical experience and current product demand. The quarterly analysis is used to adjust the provision for inventory losses.

Stock-Based Compensation Expense
Our non-GAAP financial measures exclude stock-based compensation expenses, which consist of expenses for stock options. The Company excludes stock-based compensation because it is non-cash in nature. We compute weighted average diluted shares using the methods required by GAAP for both GAAP and non-GAAP diluted net income per share.

Table C

                         SIERRA MONITOR CORPORATION
            Reconciliation of GAAP to Non-GAAP Operating Results
                                 (Unaudited)

                                                  For the three months ended
                                                           March 31
                                                      2014          2013
                                                  ------------  ------------

GAAP Net Income                                   $      6,701  $    197,558
  Depreciation and amortization                         76,749        66,275
  Provision for bad debt expense                        (3,607)            -
  Provision for inventory losses                         1,527        21,765
  Stock based compensation expense                      67,510        23,071
                                                  ------------  ------------
Total adjustments to GAAP net income                   142,179       111,111
                                                  ------------  ------------
Non-GAAP Net Income                               $    148,880  $    308,669
                                                  ============  ============

Non GAAP Net Income Per Share:
  Basic                                           $       0.01  $       0.03
                                                  ============  ============
  Diluted                                         $       0.01  $       0.03
                                                  ============  ============
Weighted-average number of shares used in per
 share computations:
  Basic                                             10,107,644    10,070,978
                                                  ============  ============
  Diluted                                           10,198,450    10,131,166
                                                  ============  ============

Sierra Monitor Investor Relations Contact:
Steve Polcyn
408-262-6611 ext. 134
spolcyn@sierramonitor.com